Exhibit 99.2

News Release

Sprint Nextel

6200 Sprint Parkway

Overland Park, Kan. 66251

Media Contacts:

Scott Sloat, 240-855-0164

Scott.sloat@sprint.com

Doug Duvall, 517-287-5183

Douglas.duvall@sprint.com

Investor Contacts:

Brad Hampton, Sprint

800-259-3755

investor.relations@sprint.com

SoftBank Contacts:

Japan Media:

SoftBank Press

office + 81 3 6889 2300

US Media:

Jim Barron, +1.212.687.8080

Megan Bouchier, +1.415.618.8750

Paul Kranhold, +1.415.618.8750

Sprint and SoftBank Announce Preliminary Results of Cash and Stock

Elections by Sprint Shareholders

OVERLAND PARK, Kan. and TOKYO – July 8, 2013 – Sprint Nextel Corporation (“Sprint”) (NYSE: S) and SoftBank Corp. (“SoftBank”) (TSE: 9984) today announced the preliminary results of elections made by Sprint shareholders regarding their preferences as to the form of merger consideration they will receive in connection with the pending transaction between Sprint and SoftBank. The deadline for Sprint shareholders to have made elections in connection with the transaction was 5:00 p.m., New York time, on July 5, 2013.

Of the 3,026,063,027 shares of Sprint common stock outstanding as of July 5, 2013, holders of:

•	79,708,999 shares, or approximately 3 percent of outstanding shares, elected to receive shares of Sprint Corporation (“New Sprint”) common stock;

•	1,607,839,145 shares, or approximately 53 percent of outstanding shares, elected to receive cash; and

•	1,338,514,883 shares, or approximately 44 percent of outstanding shares, made no election and therefore will be deemed to have elected to receive cash.

The allocation of the merger consideration will be computed using the formula set forth in that certain Agreement and Plan of Merger, dated as of October 15, 2012, as subsequently amended

(the “Merger Agreement”), by and among Sprint, SoftBank and its direct and indirect wholly owned subsidiaries, Starburst I, Inc., Starburst II, Inc. (“Starburst II”) and Starburst III, Inc.

Elections to receive cash or stock consideration made by Sprint shareholders are subject to proration, as described in the Merger Agreement and the proxy statement/prospectus and related supplement relating to the transaction. Proration is required if either the available cash consideration ($16,640,000,000) or the available New Sprint common stock consideration is oversubscribed. As a result of the elections set forth above, the available cash consideration has been oversubscribed. Accordingly, each share of Sprint common stock for which a stock election was made will be converted into the right to receive one share of New Sprint common stock, and each share of Sprint common stock for which a cash election (or no election) was made will be converted into the right to receive a combination of cash and shares of New Sprint common stock.

Based on the number of shares of Sprint common stock outstanding as of July 5, 2013, each share of Sprint common stock for which a cash election (or no election) was made will be converted into the right to receive approximately $5.647658 in cash and 0.26174408 shares of New Sprint common stock (subject to adjustment based on changes in the number of outstanding shares of Sprint common stock between July 5 and the closing of the merger).

Sprint and SoftBank currently expect to close the merger on July 10, 2013, effective after the close of trading that day.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel served more than 55 million customers at the end of the first quarter of 2013 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; offering industry-leading mobile data services, leading prepaid brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. The American Customer Satisfaction Index rated Sprint as the most improved company in customer satisfaction, across all 47 industries, during the last five years. Newsweek ranked Sprint No. 3 in both its 2011 and 2012 Green Rankings, listing it as one of the nation’s greenest companies, the highest of any telecommunications company. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

About SoftBank

SoftBank was established in 1981 by its current Chairman & CEO Masayoshi Son and has based its business growth on the Internet. It is currently engaged in various businesses in the information industry, including mobile communications, broadband services, fixed-line telecommunications, and portal services.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transactions between Sprint, SoftBank and its group companies, including Starburst II, and the proposed acquisition by Sprint of Clearwire Corporation (“Clearwire”). All statements, other than historical facts, including, but not limited to: statements regarding the expected timing of the closing of the transactions; the ability of the parties to complete the transactions considering the various closing conditions; the expected benefits of the transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of SoftBank or Sprint; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) there may be a material adverse change of SoftBank; (2) the proposed financing may involve unexpected costs, liabilities or delays or may not be completed on terms acceptable to SoftBank, if at all; and (3) other factors as detailed from time to time in Sprint’s, Starburst II’s and Clearwire’s filings with the Securities and Exchange Commission (“SEC”), including Sprint’s and Clearwire’s Annual Reports on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, and other factors that are set forth in the proxy statement/prospectus, as supplemented, contained in Starburst II’s Registration Statement on Form S-4, which was declared effective by the SEC on May 1, 2013, and in other materials that will be filed by Sprint, Starburst II and Clearwire in connection with the transactions, which will be available on the SEC’s web site (www.sec.gov). There can be no assurance that the transactions will be completed, or if completed, that such transactions will close within the anticipated time period or that the expected benefits of such transactions will be realized.

All forward-looking statements contained in this document and the documents referenced herein are made only as of the date of the document in which they are contained, and none of Sprint, SoftBank or Starburst II undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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